SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1954

               Date of Report:    (Date of earliest event reported):
               September 12, 1995  (July 20, 1995)




                    EXCALIBUR TECHNOLOGIES CORPORATION
                 (Exact name of issuer as specified in its
                                 charter)

           Delaware                 0-9747           85-0278207
(State or other jurisdiction of   (Commission     (I.R.S. Employer
incorporation or organization)   File Number)   Identification No.)


      9255 Towne Centre Drive, 9th Floor, San Diego, California 92121
       (Address of principle executive offices)           (Zip Code)


            Registrant's telephone number, including area code:
                               619-625-7900

                        CURRENT REPORT ON FORM 8-K

                    Excalibur Technologies Corporation



Item 2.  Acquisition or Disposition of Assets.



     On July 20, 1995 Excalibur Technologies Corporation ("Excalibur")

completed its acquisition of all of the outstanding shares of stock and options to acquire shares of ConQuest Software, Inc. ("ConQuest"), a private company located in Columbia, Maryland engaged in the business of providing natural language text management software tools.  Excalibur will issue approximately 1,427,000 restricted shares of Excalibur common stock,

and options to acquire approximately 576,000 restricted shares of Excalibur common stock to the former ConQuest shareholders and optionholders.  The

Company does not believe that the final consideration will be materially different than these estimated amounts.



     ConQuest provides real-time profiling and retrieval engines, full

Boolean, statistical and heuristic search technologies with natural language based query functionality in a scaleable distributed software architecture, semantic network knowledge bases, and a complete set of application development tools to publishers, vendors and information end-

users.







Item 7.  Financial Statements, Pro Forma Financial Information and

Exhibits.







(a)(b)    Financial Statements and Pro Forma Financial Information



     The acquisition of ConQuest is considered a significant subsidiary under Regulation S-X. The transaction was not one in a series of related transactions.  The following financial statements and pro forma financial information omitted from Form 8-K, dated August 4, 1995, in reliance upon instructions 7(a)(4) and 7(b)(2) of Form 8-K, are filed herewith.



     Excalibur Technologies Corporation's fiscal year ends January 31,

while ConQuest Software, Inc.'s fiscal year previously ended December 31.

Accordingly, the pro forma financial information for the interim period includes the unaudited condensed statement of operations for Excalibur

Technologies Corporation for the three month period ended April 30, 1995,

and, the unaudited condensed statement of operations for ConQuest Software,

Inc. for the period January 1, 1995 through April 30, 1995.



     (a)  Financial Statements of Businesses Acquired:



          Financial Statements of ConQuest Software, Inc. (unaudited) for the four months ended April 30, 1995:

          (i)  Balance sheet

          (ii) Statement of operations



          Financial Statements of ConQuest Software, Inc. for the years ended December 31, 1994 and 1993:

          (i)   Reports of independent public accountants

          (ii)  Balance sheets

          (iii) Statements of operations

          (iv)  Statements of stockholders' deficit

          (v)   Statements of cash flows

          (vi)  Notes to consolidated financial statements





     (b)  Pro Forma Financial Information:



          Unaudited Pro Forma Combined Condensed Financial Statements of

Excalibur Technologies Corporation and ConQuest Software, Inc.

          (i)  Combined condensed statement of operations of Excalibur

Technologies Corporation for the three months ended April 30, 1995 and

ConQuest Software, Inc. for the four months ended April 30, 1995

          (ii) Combined condensed statement of operations of Excalibur

Technologies Corporation for the year ended January 31, 1995 and ConQuest

Software, Inc. for the year ended December 31, 1994

          (iii)     Combined condensed statement of operations of Excalibur

Technologies Corporation for the year ended January 31, 1994 and ConQuest

Software, Inc. for the year ended December 31, 1993

          (iv) Combined condensed balance sheet as of April 30, 1995

          (v)  Notes to Pro Forma Combined Condensed Financial Statements

(c)  Exhibits.



     2.01   Agreement and Plan of Merger Between Excalibur Technologies

            Corporation, Excalibur Acquisition Corp. and Conquest Software, Inc.

            dated as of July 5, 1995. (Filed with Form 8-K Current Report on

            August 4, 1995 and incorporated in whole by reference.)



     23.01  Consent of Arthur Andersen LLP

     23.02  Consent of Price Waterhouse LLP

                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           EXCALIBUR TECHNOLOGIES CORPORATION


September 12, 1995          By: /s/ Patrick C. Condo
                              Patrick C. Condo
                              President

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a)  Financial Statements of Businesses Acquired

                         CONQUEST SOFTWARE, INC.

                              BALANCE SHEET
                              APRIL 30, 1995
                               (UNAUDITED)

                          ASSETS
Current Assets:
  Cash  . . . . . . . . . . . . . . . . . . . . . . . . .   $    167,875
  Trade receivables, net  . . . . . . . . . . . . . . . .        164,378
  Prepaid expenses and other  . . . . . . . . . . . . . .         45,509
         Total current assets . . . . . . . . . . . . . .        377,762

Equipment and leasehold improvements, net . . . . . . . .        174,050
                                                            $    551,812


      LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities:
  Accounts payable  . . . . . . . . . . . . . . . . . . .   $    337,369
  Accrued expenses  . . . . . . . . . . . . . . . . . . .        752,393
  Deferred compensation . . . . . . . . . . . . . . . . .      1,164,155
  Deferred revenues . . . . . . . . . . . . . . . . . . .      1,162,748
         Total current liabilities  . . . . . . . . . . .      3,416,665

Notes payable, net of current portion . . . . . . . . . .         77,138

Shareholders' Deficit:
  Common stock, no par value, 2,500,000 shares
     authorized; 1,469,127 shares issued and
     outstanding  . . . . . . . . . . . . . . . . . . . .      2,620,955
  Accumulated deficit . . . . . . . . . . . . . . . . . .     (5,447,456)
  Less 23,595 shares held in treasury, at cost  . . . . .        (94,380)
  Deferred compensation . . . . . . . . . . . . . . . . .        (21,110)
         Total shareholders' deficit  . . . . . . . . . .     (2,941,991)
                                                            $    551,812

                        CONQUEST SOFTWARE, INC.

                  CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE FOUR MONTHS ENDED APRIL 30, 1995
                              (UNAUDITED)



REVENUES:

  Software revenues . . . . . . . . . . . . . . . . . . .   $    900,560
  Maintenance revenues  . . . . . . . . . . . . . . . . .         77,634
                                                                 978,194


EXPENSES:
  Sales and marketing . . . . . . . . . . . . . . . . . .        569,982
  Research and product development  . . . . . . . . . . .        236,220
  General and administrative  . . . . . . . . . . . . . .        265,999
  Cost of software revenues . . . . . . . . . . . . . . .        150,960
  Cost of maintenance revenues  . . . . . . . . . . . . .         54,462
                                                               1,277,623


Operating loss  . . . . . . . . . . . . . . . . . . . . .       (299,429)

Interest expense  . . . . . . . . . . . . . . . . . . . .        (19,585)


Net loss  . . . . . . . . . . . . . . . . . . . . . . . .   $   (319,014)

                    Report of Independent Public Accountants




To the Board of Directors and Stockholders of ConQuest Software, Inc.:

We have audited the accompanying balance sheet of ConQuest Software, Inc. (the "Company", a Maryland corporation), as of December 31, 1994, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConQuest Software, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that might result should the Company be unable to continue as a going concern.




Washington, D.C.,                             ARTHUR ANDERSEN LLP
 May 26, 1995

                     REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of ConQuest Software, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of ConQuest Software, Inc. at December 31, 1993, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency and has current liabilities in excess of current assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PRICE WATERHOUSE

Washington, D.C.
April 15, 1994

                             ConQuest Software, Inc.


                                 Balance Sheets
                        As of December 31, 1994 and 1993

                                     Assets
                                                   1994          1993
Current assets:
  Cash                                            $   30,787    $    92,659
  Accounts receivable, net of allowance of
   $59,000 and $0 at December 31, 1994 and 1993,
   respectively                                      305,346        251,195
  Other current assets                                45,509         77,031
          Total current assets                       381,642        420,885
Furniture and equipment, net                         168,006        158,559
          Total assets                            $  549,648    $   579,444

                      Liabilities and Stockholders' Deficit
Current liabilities:
  Accounts payable                                $  122,288    $   111,203
  Accrued expenses                                   639,590        409,154
  Note payable to shareholder                        100,000           -
  Notes payable, current portion                     190,282         67,405
  Obligations under capital leases                    17,069         22,897
  Deferred revenue                                   874,325        376,032
  Deferred compensation (including $534,630 and
   $437,678 due to officers/shareholders at
   December 31, 1994 and 1993, respectively)       1,164,155        951,640
          Total current liabilities                3,107,709      1,938,331

Notes payable, net of current portion                 82,138           -

Commitments and contingencies (Note 10)

Stockholders' deficit:
  Common stock, no par value, 2,500,000 shares
   authorized, 1,469,127 and 1,181,410 shares
   issued and outstanding at December 31, 1994     2,620,955      1,308,190
   and 1993, respectively
  Accumulated deficit                             (5,128,442)    (2,667,077)
  Less- 23,595 shares held in treasury at
   December 31, 1994, at cost                        (94,380)          -
  Deferred compensation                              (38,332)          -
          Total stockholders' deficit             (2,640,199)    (1,358,887)
          Total liabilities and stockholders'
           deficit                               $   549,648    $   579,444


  The accompanying notes are an integral part of these balance sheets

                             ConQuest Software, Inc.


                            Statements of Operations
                 For the Years Ended December 31, 1994 and 1993



                                            1994             1993
Revenues:
   Products                            $  1,049,994     $    616,964
   Services                                 505,698          728,237
   Grants                                   241,384          274,716
                                          1,797,076        1,619,917
Operating expenses:
   Cost of revenues                         731,906        1,089,219
   Sales and marketing                    1,765,783        1,129,028
   Research and development                 591,155          220,000
   General and administrative             1,291,363          837,708
                                          4,380,207        3,275,955
Loss from operations                     (2,583,131)      (1,656,038)

Other income (expense):
   Other income                             208,964             -
   Interest expense                         (87,198)         (22,142)
                                            121,766          (22,142)
Net loss                               $ (2,461,365)    $ (1,678,180)


  The accompanying notes are an integral part of these financial statements


                             ConQuest Software, Inc.


                 Statements of Changes in Stockholders' Deficit
                 For the Years Ended December 31, 1994 and 1993




                                     Common Stock          Accumulated     Treasury     Deferred
                                   Shares       Amount       Deficit        Stock     Compensation        Total
Balance, December 31, 1992        926,413  $   422,552   $   (988,897)    $    -       $    -         $   (566,345)
Conversion of notes payable        46,250      185,000           -             -            -              185,000

Conversion of deferred
 compensation                      14,937       59,748           -             -            -               59,748

Issuance of common stock in
 exchange for services             59,547      137,327           -             -            -              137,327

Sales of common stock             113,000      455,000           -             -            -              455,000

Issuance of common stock for
 fixed assets                      21,263       48,563           -             -            -               48,563

Net loss                             -            -        (1,678,180)         -            -           (1,678,180)

Balance, December 31, 1993      1,181,410    1,308,190     (2,667,077)         -            -           (1,358,887)

Conversion of notes payable         7,256       29,024           -             -            -               29,024

Conversion of deferred
 compensation                      22,143       42,589           -             -            -               42,589

Sales of common stock             113,500      554,000           -             -            -              554,000

Issuance of common stock in
 exchange for services            161,955      608,820           -             -            -              608,820

Issuance of common stock for
 antidilution protection in
 stock agreement                    6,458         -              -             -            -                 -

Purchase of treasury stock        (23,595)        -              -          (94,380)        -              (94,380)

Deferred compensation in
connection with stock option
grants                               -          78,332           -             -         (78,332)             -

Amortization of deferred
compensation                         -            -              -             -          40,000            40,000

Net loss                             -            -        (2,461,365)         -            -           (2,461,365)

Balance, December, 31, 1994     1,469,127  $ 2,620,955   $ (5,128,442)    $ (94,380)   $ (38,332)     $ (2,640,199)


     The accompanying notes are an integral part of these financial statements

                             ConQuest Software, Inc.


                            Statements of Cash Flows
                 For the Years Ended December 31, 1994 and 1993



                                                         1994           1993
Cash flows from operating activities:
   Net loss                                          $(2,461,365)   $(1,678,180)
   Adjustments to reconcile net loss to cash used in
    operating activities
       Depreciation                                       40,000         28,143
       Amortization of deferred compensation              40,000           -
       Common stock issued for services rendered         608,820        137,327
       Changes in operating assets and liabilities:
            Accounts receivable                          (54,151)      (153,520)
            Other current assets                          31,522        (62,746)
            Accounts payable                              11,085         63,242
            Accrued expenses                             323,460        327,291
            Deferred revenue                             498,293        338,032
            Deferred compensation                        255,104        412,355
              Net cash used in operating activities     (707,232)      (588,056)

Cash flows from investing activities:
   Purchases of furniture and equipment                  (49,447)       (44,939)

Cash flows from financing activities:
   Proceeds from issuance of notes payable               188,782        252,405
   Proceeds from stock issuances                         554,000        455,000
   Repayments of notes payable                           (42,147)          -
   Repayments of obligations under capital leases         (5,828)          -
              Net cash provided by financing activities  694,807        707,405

Net increase in cash                                     (61,872)        74,410

Cash, beginning of year                                   92,659         18,249

Cash, end of year                                    $    30,787    $    92,659

Supplemental disclosures of cash flow
 information:
   Cash paid during the year for interest            $     7,498    $    12,142

Supplemental disclosures of noncash investing and
 financing activities:
   Conversion of notes payable into common stock     $    29,024    $   185,000
   Conversion of deferred compensation into common        42,589         59,748
    stock
   Issuance of notes in exchange for repurchase of        94,380           -
    treasury stock
   Issuance of notes in relation to severance             89,000           -
   agreements
   Issuance of common stock for fixed assets                -            48,563

  The accompanying notes are an integral part of these financial statements

                             ConQuest Software, Inc.


                          Notes to Financial Statements
                             As of December 31, 1994



1.Operations, Liquidity and Risk Factors

ConQuest Software, Inc. (formerly Synchronetics, Inc.), was incorporated in the state of Maryland on May 16, 1989. ConQuest Software, Inc. (the "Company" or "ConQuest") is engaged in the development and sale of text retrieval and text management computer software products. Major customers include Federal government agencies, publishers and information providers, law firms and corporate legal departments and large corporations. Applications include business and consumer online services, financial news profiling, document and editorial management, litigation support, government and business intelligence, research, help desk systems, publishing and regulatory filings.

The Company has incurred losses since inception totaling approximately $5.1 million, including a loss of approximately $2.5 million in 1994. As set forth in the accompanying financial statements, the Company had current liabilities in excess of current assets of $2.7 million and a net capital deficit of approximately $2.6 million at December 31, 1994. Although the Company believes that many of its current liabilities (deferred revenues and deferred compensation) will not require the use of cash within the next year, the Company is currently unable to meet its obligations as they become due.

The Company is in the early stages of establishing a market for its products. The market for text retrieval and text management software is very competitive and subject to rapid technological change. The Company believes that its ability to compete successfully and achieve profitability depends upon a number of factors including its ability to further develop and penetrate the markets for its products. The Company has expended substantial funds to develop its products and to fund its sales and marketing efforts, but will need additional capital to further these efforts and to fund its operations. There can be no assurance that such financing will be available to the Company. If adequate funds are not available, the Company may have to delay, scale back or eliminate certain of its operations, product research and development or its sales and marketing activities. Although it cannot be assured that the Company will be able to continue as a going concern, management believes that alternative sources of financing are available to the Company that should enable the Company to meet its obligations and sustain operations. The Company has no commitments or understandings with respect to other sources of financing. In the event that the Company is unable to continue as a going concern, amounts realized upon the liquidation or disposition of its assets may be substantially less than the amounts recorded in the accompanying financial statements.

2.Summary of Significant Accounting Policies:

The significant accounting policies followed by the Company are described as follows.

Revenue Recognition

Revenue from license fees for standard software products is recognized when the software is delivered, provided no significant future obligations exist and collection is probable. Service revenue and revenue from products involving installation or other services are recognized as the services are performed.

Product support contracts entitle customers to telephone support, bug fixing and the right to receive software updates as they are released. Revenue from product support contracts, including product support included in initial license fees, is recognized ratably over the contract period.

Approximately 44 and 58 percent of the Company's revenue during 1994 and 1993, respectively, were derived from contracts with the Federal government. The Company's contracts with the Federal government are primarily cost plus fixed fee and firm fixed price contracts. For cost plus fixed fee contracts, revenues are recorded to the extent costs have been incurred including a percentage of the fixed fee, in accordance with the contract provisions. Revenues from firm fixed price contracts are recorded using the percentage of completion method. Losses on contracts are recorded in full when they become known.

During 1994 and 1993, the Company recorded revenue of approximately $241,000 and $275,000, respectively, in connection with a grant under the U.S. Federal Government Small Business Innovative Research Program. Grant revenue is recognized to the extent the funds received have been expended in accordance with terms specified in the grant.

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist principally of accounts receivable. The Company extends credit to its customers, which consist of the Federal government and commercial companies in various industries, under normal payment terms. Provisions for estimated uncollectible accounts have been recorded.

Other Current Assets

Included in other current assets is approximately $40,000 of prepaid rent at December 31, 1994. Included in other current assets is approximately $27,000 and $24,000 for employee advances and deposits, respectively, at December 31, 1993.

Research and Development

All costs incurred in the development of new software products and enhancements to existing products are expensed as research and development costs in the period incurred. No software development costs have been capitalized, since the Company has determined that technological feasibility of new products is not established until approximately upon the release of the products to its customers.

Reclassifications

Certain reclassifications have been made prior year financial statements to conform with the current year presentation.

3.Furniture and Equipment:

Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the estimated useful life of the assets of five years. Furniture and equipment at December 31 consists of the following.

                                               1994            1993
     Computer and office equipment        $  198,698       $  162,559
     Purchased computer software              48,184           34,876
                                             246,882          197,435
     Less Accumulated depreciation           (78,876)         (38,876)
                                          $  168,006       $  158,559

4.Accrued Expenses:

Accrued expenses at December 31 consists of the following.

                                               1994            1993
     Commissions                         $  191,771        $  129,554
     Accrued taxes on deferred              155,674           118,178
      compensation
     Employee expenses payable               50,535            27,481
     Accrued pension plan                    42,908              -
     Accrued vacation                        33,114            48,000
     Accrued interest (including $14,868
      due to officer/shareholder at          24,523              -
      December 31, 1994)
     Royalties payable                       10,500             1,783
     Other accrued expenses                 130,565            84,158
                                         $  639,590        $  409,154

5.Notes Payable:

During 1993, the Company entered into a loan agreement with the state of Maryland that provided for borrowings totaling $50,000. The loan is due in 1998 and accrues interest at 7 percent per annum. The Company had also obtained equipment loans totaling $17,405 that bear interest at rates ranging from 12 to 18 percent as of December 31, 1993. All equipment loans were repaid in 1994.

During 1994, the Company entered into a loan agreement to meet its short term cash flow requirements. The loan accrues interest at 24 percent per annum and is due upon demand. The balance of the loan at December 31, 1994, was $39,040. The loan is secured by the Company's receivables, intangibles, and investments.

During 1994, the Company obtained at $100,000 a loan from a stockholder. The note became due on September 1, 1994, but remained unpaid at May 26, 1995. The note accrues interest at 24 percent per annum and is secured by the Company's receivables. The weighted average interest rate on short-term borrowings was 24 percent at December 31, 1994.

Also during 1994, the Company issued notes as part of severance agreements with three employees. The notes, totaling $183,380 at December 31, 1994, bear interest at rates ranging between 0 and 6 percent and are payable in monthly installments for periods ranging from 7 months to 3 years.

The following table summarizes all future maturities of the Company's notes as of December 31, 1994.

      Year Ending December 31,
         1995                                          $  290,282
         1996                                              15,414
         1997                                              16,360
         1998                                              50,364
                                                          372,420
     Less  Current portion of shareholder note           (100,000)
     Current portion of other notes                      (190,282)
     Notes payable, net of current portion             $   82,138

6.Deferred Compensation:

The Company has entered into arrangements with many of its officers, employees and independent consultants to defer a portion of their compensation. During 1994, the Company amended the deferred compensation agreement such that deferred compensation to employees is restricted for use in the exercise of stock options. However, if the employees' options have expired because the term has lapsed or because employment has been terminated, the employee may request cash redemption one year after expiration, with 90 days notice. During 1994 and 1993, deferred compensation of $42,589 and $59,748, respectively, was settled through the exercise of options to purchase stock. Effective January 1, 1993, the Company revised the deferred compensation arrangements and discontinued the payment of interest on the deferred compensation balance for employees only. Interest continues to accrue on deferred compensation due to independent consultants. Accrued interest, which is included in the deferred compensation balances totaled $66,662 and $34,011 at December 31, 1994 and 1993.

7.Stockholders' Deficit:

On August 31, 1993, the Company increased the number of common shares authorized for issuance to 2,500,000 and decreased the par value from $1.00 per share to no par value. In addition, 115,000 and 52,500 shares of Series A and B convertible preferred stock, respectively, outstanding at December 31, 1992, were converted into common stock at a rate of 1.1 shares of common stock for each share of preferred stock and the preferred stock was canceled. The conversion of the preferred stock to common stock, the change in par value and the increase in authorized shares has been reflected in the statement of changes in stockholders' deficit at December 31, 1992.

During 1993, the Company entered into a loan agreement with an investor that provided for borrowings up to $350,000 through August 31, 1993, with interest at 10 percent per annum. As of August 31, 1993, the Company had borrowed $187,340 including accrued interest under this loan agreement. In accordance with the terms of the note, the holder of the note converted the outstanding borrowings into 46,835 shares of common stock of the Company during 1993. This investor also acquired an additional 78,165 shares of common stock for $312,660 in cash.

During 1993, the Company recorded compensation expense of $137,327 in connection with the issuance of 59,547 shares of common stock to certain employees for services rendered. The Company also issued 21,263 shares of common stock to certain employees for various fixed assets with a fair value of $48,563. In addition, the Company issued 34,250 shares of common stock for $140,000 in cash under private placement agreements and issued 14,937 shares of common stock in lieu of payment of deferred compensation payable to a director of the Company totaling $59,748.

During 1994, the Company entered into a $25,000 loan agreement with an employee that accrued interest at 24 percent per annum. The employee converted the loan and accrued interest of $4,024 into 7,256 shares of common stock. The Company also repurchased 23,595 shares of common stock from a former officer in connection with a severance agreement. In exchange, the Company issued the officer a note for $94,380 (Note 9).

During 1994, the Company recorded compensation expense of $608,820 in connection with the issuance of 161,955 shares of common stock to certain employees, directors and consultants for services rendered.

Under the terms of certain stock purchase agreements, certain outside investors of the Company have dilution protection. If shares are sold in a major investment, as defined in the respective stock purchase agreements, at less than the price paid by the outside investor or at an agreed upon protected price, the outside investor will be granted additional shares of the Company's common stock. In 1994, the Company issued 6,458 shares pursuant to such an agreement. In addition, the Company has a stock purchase agreement with an outside investor who holds 32,291 shares of common stock which provides the shareholder the right under certain conditions, through September 15, 1996, to sell back to the Company up to 25 percent of his then-currently held shares at the greater of $5.00 per share, the then-current price, or the book value per share of the common stock.

8.Stock Option Plan:

In 1991, the Company adopted a Stock Option Plan (the "Plan") that reserved 750,000 shares of common stock for granting of options through 2001 and provides for the issuance of qualified and nonqualified stock options. Qualified stock options granted pursuant to the Plan expire 10 years from the date of grant and vest in one year. Nonqualified stock options granted pursuant to the Plan expire in 5 years from the date of grant and vest immediately. Generally, the exercise price on options granted under the Plan is the fair market value (as determined by the Board of Directors) of the Company's stock on the date of grant. Compensation expense is recognized for the difference between the exercise price of the options granted and the fair market value of the Company's common stock. Total compensation expense of $40,000 and $0 was recorded relating to option grants in 1994 and 1993, respectively.

The following table summarizes the activity in the Company's stock options.

                                                            Exercise
                                            Options           Price
   Balance, December 31, 1992               542,476        $1.00-$4.00
      Granted                               102,152               4.00
      Exercised                                -
      Canceled                                 -

   Balance, December 31, 1993               644,628         1.00-  4.00
      Granted                                57,271         2.00-  4.00
      Exercised                             (39,298)        1.00-  3.00
      Canceled                              (69,479)        1.00-  4.00
   Balance, December 31, 1994               593,122        $1.00- $4.00

At December 31, 1994, options to purchase 529,407 shares were exercisable at $1.00-4.00 per share, and 48,101 reserved shares were available for issuance under the Plan.

Under the terms of the employment agreements with two officers of the Company, if shares are sold at a price which is less than the price of any unexercised options held by these officers, such option price will be either adjusted downward to the sale price, or the number of shares that can be purchased at the aggregate option amount will be adjusted upward to reflect such a price. Any such adjustment of the option price or number of shares under these agreements must be approved by the stockholders of the Company. At December 31, 1994, 264,541 options were subject to these terms.

9.Income Taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The Company has incurred losses for both financial and income tax reporting purposes since inception. Accordingly, no provision or benefit for income taxes has been recorded in the accompanying financial statements.

At December 31, 1994 and 1993, the Company had deferred tax assets totaling approximately $1.9 and $1.0 million, respectively, relating primarily to its net operating loss carryforwards. The Company has provided a full valuation allowance for deferred tax assets at both dates, since the realization of these future benefits is not reasonably assured.

The components of the Company's net deferred tax assets are as follows.

                                                   As of December 31,
                                                1994               1993
   Net operating loss carryforwards         $ 1,275,000       $    640,000
   Deferred compensation and other              674,000            360,000
    liabilities
       Total deferred assets                  1,949,000          1,000,000
          Less valuation reserve             (1,949,000)        (1,000,000)
       Net deferred tax assets              $      -          $       -


As of December 31, 1994, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $3.4 million that will result in deductions for income tax reporting purposes in future periods. The net operating loss carryforwards expire beginning in the year 2008 and may be used to offset the Company's taxable income; however, the Company may be subject to an alternative minimum tax. The Company's ability to utilize the net operating loss carryforwards may be subject to certain annual limitations in future periods due to changes in control of the Company.

10.    Commitments and Contingencies:

Leases

The Company leases certain office space and furniture and equipment used in its operations. The following is a schedule of the future minimum lease payments under operating and capital leases.

     Year Ending December 31,                       Operating    Capital
        1995                                        $ 133,319    $ 15,260
        1996                                           35,926       4,419
        1997                                           25,830        -
        1998                                            7,391        -
           Total                                    $ 202,466      19,679
           Less  portion attributable to interest                  (2,610)
           Capital lease obligations                             $ 17,069

Rent expense, net of sublease income, was $114,594 and $75,254 in 1994 and 1993, respectively.

During 1994, the Company received approximately $200,000 from its former landlord as an incentive for the Company to terminate its lease for office space. This amount is included in other income in the accompanying financial statements.

Employment Agreements

The Company has employment agreements with five of its officers and key executives for periods of six months to one year with annual remuneration ranging from approximately $90,000 to $150,000. At December 31, 1994, the commitment under these agreements amounted to approximately $550,000. The Company is also committed to issue 3,333 shares of common stock to an employee over the next two years.

Contract Costs

Revenues earned from government contracts are subject to audit and possible adjustment by the Federal government. No contract costs have been examined nor settled by the Federal government for any period since the Company's inception. In the opinion of management, the outcome of any such audit will not have a material effect on the Company's financial position or its results of future operations.

11.    401(k) Plan:

Effective January 1, 1994, the Company established an employee contribution plan (the "Plan") intended to be a qualified plan under Section 401 (k) of the Internal Revenue Code (the "Code"). Each participant may elect salary deferrals, up to the maximum percentage allowable by the Plan and under the Code, in pretax contributions. There are no age or service requirements for plan eligibility. The Company's matching contribution is discretionary and there was no contribution made in 1994.





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(b)  Pro Forma Financial Information


                            UNAUDITED PRO FORMA COMBINED


                              CONDENSED BALANCE SHEET

                                AS OF APRIL 30, 1995


                                                Excalibur
                                                Technologies        ConQuest        Pro Forma           Pro Forma
            ASSETS                              Corporation    Software, Inc.     Adjustments            Combined
Current Assets:
  Cash and cash equivalents . . . . . . . . .  $   4,881,837     $    167,875    $      8,500 <F1>   $  5,058,212
  Investments-
   U.S. government securities, at cost  . . .      2,240,034              -               -             2,240,034
  Trade receivables, net  . . . . . . . . . .      2,875,511          164,378             -             3,039,889
  Prepaid expenses and other  . . . . . . . .        577,380           45,509             -               622,889
       Total current assets . . . . . . . . .     10,574,762          377,762           8,500          10,961,024

U.S. government securities, at cost . . . . .      3,866,251              -               -             3,866,251
Equipment and leasehold improvements, net . .      2,191,009          174,050             -             2,365,059
Other assets  . . . . . . . . . . . . . . . .         44,782              -               -                44,782
                                               $  16,676,804     $    551,812    $      8,500        $ 17,237,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable  . . . . . . . . . . . . .  $     832,740     $    337,369    $      8,500 <F1>   $  1,178,609
  Accrued expenses and other liabilities  . .      1,343,226          752,393             -             2,095,619
  Deferred compensation . . . . . . . . . . .            -          1,164,155             -             1,164,155
  Deferred revenues . . . . . . . . . . . . .      2,159,320        1,162,748             -             3,322,068
       Total current liabilities  . . . . . .      4,335,286        3,416,665           8,500           7,760,451

Notes payable, net of current portion . . . .            -             77,138             -                77,138

Shareholders' Equity:
Preferred stock . . . . . . . . . . . . . . .        271,797              -               -               271,797
Common stock  . . . . . . . . . . . . . . . .         98,976        2,620,955      (2,606,685) <F2>       113,246
Treasury stock  . . . . . . . . . . . . . . .            -            (94,380)         94,380  <F2>             0
Additional paid-in capital  . . . . . . . . .     42,714,294              -         2,512,305  <F2>    45,226,599
Accumulated deficit . . . . . . . . . . . . .    (30,704,796)      (5,447,456)            -           (36,152,252)
Deferred compensation . . . . . . . . . . . .            -            (21,110)            -               (21,110)
Cumulative translation adjustment . . . . . .        (38,753)             -               -               (38,753)
       Total shareholders' equity . . . . . .     12,341,518       (2,941,991)              0           9,399,527
                                               $  16,676,804     $    551,812    $      8,500        $ 17,237,116

<F1>  To reverse the payment of merger costs.

<F2>  To record the issuance of 1,427,000 shares of Excalibur's common stock,
       $.01 par valur, in exchange for all the outstanding shares of ConQuest common stock.

                           UNAUDITED PRO FORMA COMBINED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Excalibur
                                                         Technologies         ConQuest
                                                          Corporation   Software, Inc.
                                                         Three months      Four months
                                                                ended            ended      Pro Forma       Pro Forma
                                                       April 30, 1995   April 30, 1995    Adjustments        Combined
REVENUES:
 Software revenues . . . . . . . . . . . . . . . . . .      2,138,512          900,560          -           3,039,072
 Maintenance revenues  . . . . . . . . . . . . . . . .        662,342           77,634          -             739,976
                                                            2,800,854          978,194             0        3,779,048

OPERATING EXPENSES:
 Sales and marketing. . . . . . . . . . . . . . . . . .     1,660,313          569,982          -           2,230,295
 Research and product development . . . . . . . . . . .       958,164          236,220          -           1,194,438
 General and administrative . . . . . . . . . . . . . .       539,198          265,999          -             805,197
 Cost of software revenues  . . . . . . . . . . . . . .       148,463          150,960          -             299,423
 Cost of maintenance revenues . . . . . . . . . . . . .        89,484           54,462          -             143,946
                                                            3,395,622        1,277,623             0        4,673,245

Operating loss  . . . . . . . . . . . . . . . . . . . .      (594,768)        (299,429)            0         (894,197)

OTHER INCOME / (EXPENSE)
Interest income . . . . . . . . . . . . . . . . . . . .       128,429            -              -             128,429
Interest expense  . . . . . . . . . . . . . . . . . . .           -            (19,585)         -             (19,585)
Net loss  . . . . . . . . . . . . . . . . . . . . . . .      (466,339)        (319,014)            0         (785,353)
Dividends declared, and undeclared
 accumulated dividends on preferred
 stock  . . . . . . . . . . . . . . . . . . . . . . . .         3,397            -              -               3,397
Net loss applicable to common stock . . . . . . . . . .  $   (469,736)     $  (319,014)    $       0     $   (788,750)

Net loss per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      (0.07)
Weighted-average number of common
 shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,260,445



                           UNAUDITED PRO FORMA COMBINED

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            Excalibur
                                                         Technologies         ConQuest
                                                          Corporation   Software, Inc.
                                                          Fiscal year      Fiscal Year
                                                                ended            ended      Pro Forma       Pro Forma
                                                     January 31, 1995    Dec. 31, 1994    Adjustments        Combined
REVENUES;
 Software revenues . . . . . . . . . . . . . . . . .        8,493,883         1,639,291           -         10,133,174
 Maintenance revenues  . . . . . . . . . . . . . . .        2,347,340           157,785           -          2,505,125
                                                           10,841,223         1,797,076             0       12,638,299

EXPENSES:
 Sales and marketing . . . . . . . . . . . . . . . .        7,633,292         1,765,783           -          9,399,075
 Research and product development  . . . . . . . . .        4,494,219           591,155           -          5,085,374
 General and administrative  . . . . . . . . . . . .        4,306,058         1,291,363           -          5,597,421
 Cost of software revenues . . . . . . . . . . . . .          616,495           580,215           -          1,196,710
 Cost of maintenance revenues  . . . . . . . . . . .          372,508           151,691           -            524,199
 Other . . . . . . . . . . . . . . . . . . . . . . .          775,949               -             -            775,949
                                                           18,198,521         4,380,207             0       22,578,728

Operating loss . . . . . . . . . . . . . . . . . . .       (7,357,298)       (2,583,131)            0       (9,940,429)

OTHER INCOME (EXPENSE):
Interest income  . . . . . . . . . . . . . . . . . .          431,052               -             -            431,052
Other income . . . . . . . . . . . . . . . . . . . .              -             208,964           -            208,964
Interest expense . . . . . . . . . . . . . . . . . .              -             (87,198)          -            (87,198)
                                                              431,052           121,766             0          552,818

Net loss  . . . . . . . . . . . . . . . . . . . . . .      (6,926,246)       (2,461,365)            0       (9,387,611)

Dividends declared, and undeclared
 accumulated dividends on preferred
 stock  . . . . . . . . . . . . . . . . . . . . . . .          13,590               -            -              13,590
Net loss applicable to common stock . . . . . . . . .    $ (6,939,836)     $ (2,461,365)   $        0    $  (9,401,201)

Net loss per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       (0.85)
Weighted-average number of common
 shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11,093,873



                           UNAUDITED PRO FORMA COMBINED

                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            Excalibur
                                                         Technologies         ConQuest
                                                          Corporation   Software, Inc.
                                                          Fiscal year      Fiscal Year
                                                                ended            ended      Pro Forma       Pro Forma
                                                     January 31, 1994    Dec. 31, 1993    Adjustments        Combined
REVENUES;
 Software revenues . . . . . . . . . . . . . . . . .        9,288,892        1,589,767           -         10,878,659
 Maintenance revenues  . . . . . . . . . . . . . . .        1,376,672           30,150           -          1,406,822
                                                           10,655,564        1,619,917             0       12,285,481

EXPENSES:
 Sales and marketing . . . . . . . . . . . . . . . .        8,998,385        1,129,028           -         10,124,413
 Research and product development  . . . . . . . . .        5,262,868          220,000           -          5,482,868
 General and administrative  . . . . . . . . . . . .        2,920,357          837,708           -          3,758,065
 Cost of software revenues . . . . . . . . . . . . .          270,233        1,089,219           -          1,359,452
 Cost of maintenance revenues  . . . . . . . . . . .          343,095              -             -            343,095
                                                           17,791,938        3,275,955             0       21,067,893

Operating loss . . . . . . . . . . . . . . . . . . .       (7,126,374)      (1,656,038)            0       (8,782,412)

OTHER INCOME (EXPENSE):
Interest income  . . . . . . . . . . . . . . . . . .          485,357              -             -            485,357
Interest expense . . . . . . . . . . . . . . . . . .              -            (22,142)          -            (22,142)
                                                              485,357          (22,142)            0          463,215

Net loss  . . . . . . . . . . . . . . . . . . . . . .      (6,641,017)      (1,678,180)            0       (8,319,197)

Dividends declared, and undeclared
 accumulated dividends on preferred
 stock  . . . . . . . . . . . . . . . . . . . . . . .          13,590               -            -             13,590
Net loss applicable to common stock . . . . . . . . .    $ (6,654,607)     $(1,678,180)   $        0     $ (8,332,787)

Net loss per common share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      (0.72)
Weighted-average number of common
 shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,532,315


Notes to Combined Condensed Balance Sheet and Statement of Operations

Neither ConQuest or Excalibur recorded any merger costs in the period ended April 30, 1995. The costs of the merger, which are expected to approximate $500,000 wil be expensed in the fiscal quarter ended July 31, 1995.

See the footnotes regarding merger costs on the Pro Forma Combined Condensed Balance Sheet as of April 30, 1995.